Exhibit 99.1

FOR IMMEDIATE RELEASE

September 7, 2016

TEGNA TO CREATE STRONG, MARKET-LEADING BROADCAST AND DIGITAL COMPANIES;

PLANS TO SPIN OFF CARS.COM TO TEGNA SHAREHOLDERS

WILL ALSO EVALUATE STRATEGIC ALTERNATIVES FOR CAREERBUILDER

GRACIA MARTORE TO RETIRE AS TEGNA PRESIDENT AND CEO UPON CLOSE OF SPIN-OFF;

DAVE LOUGEE TO BECOME CEO & PRESIDENT OF TEGNA;

ALEX VETTER TO SERVE AS CEO & PRESIDENT OF CARS.COM

McLean, VA, September 7, 2016 – TEGNA Inc. (NYSE: TGNA) today announced it intends to spin-off Cars.com from TEGNA, creating two independent publicly traded companies: TEGNA, the largest independent broadcast station group among major network affiliates in the top 25 markets, and Cars.com, a top online destination in the digital automotive marketplace. TEGNA also announced that it is evaluating strategic alternatives for CareerBuilder, a global leader in human capital solutions.

Additionally, TEGNA announced that Gracia C. Martore, president, chief executive officer and a member of the Board of Directors of TEGNA, will retire upon the closing of the spin-off, which is expected to take place in the first half of 2017.

Spin-off Transaction

As a result of the planned spin-off, which is expected to be tax-free to TEGNA shareholders, TEGNA and Cars.com will be positioned to take advantage of differentiated opportunities in the rapidly evolving broadcast and digital landscapes. Both will have balance sheets and capital return policies tailored to their specific business characteristics, which are expected to result in increased growth opportunities and appropriate market valuations. The spin-off of Cars.com from TEGNA is also expected to improve management fit and focus at both companies.

Gracia Martore, TEGNA president and chief executive officer, said, “Over the last four and a half years, we’ve taken a series of important strategic steps to increase the value of our businesses, including the acquisition of broadcast stations from Belo Corp. and London Broadcasting, the acquisition of full ownership of Cars.com, and the spin-off of the Gannett publishing business. The spin-off we are announcing today is the next logical step in our ongoing transformation to best position our market-leading businesses and continues our strong track record of creating value for shareholders.”

Martore continued, “Spinning off Cars.com from TEGNA will establish two strong, industry-leading companies that are well positioned to compete and to continue to profitably grow in their targeted markets. Each business will have increased strategic, operating, and financial flexibility at a time when the broadcast and digital sectors are both rapidly evolving – presenting both companies with a wealth of opportunities. Cars.com will have the flexibility to invest in further organic growth and to participate in the active digital automotive M&A market, and TEGNA will have a strong balance sheet and cash flow to continue to pursue investment in organic growth and opportunistic acquisitions and to provide an optimal mix of capital returns to shareholders. We are fortunate to have strong CEOs for both companies, and we believe this is the right time to separate in order to unlock potential shareholder value both in the near term and over time as they develop independently as two separate pure-play companies. Additionally, while our 53% majority interest in CareerBuilder will remain with TEGNA, we, along with our partners Tribune Media and McClatchy, believe it also makes sense to evaluate strategic alternatives for this business given its recent evolution.”

Marge Magner, chairman of the Board, said, “We have created this opportunity by executing on a strategy to build scaled TEGNA businesses, and we are in an excellent position to take the next steps to maximize value for our shareholders. We believe that by providing these two strong companies, Cars.com and TEGNA, with a greater ability as separate companies to focus on their unique characteristics and opportunities, both companies will be poised to accelerate their growth strategies, allowing us to continue our value-enhancing evolution.”

TEGNA’s management team will develop detailed separation plans for consideration by the Board of Directors over the coming months. Completion of the spin-off will be subject to certain conditions, including receipt of final Board approval, receipt of an opinion from tax counsel regarding the tax-free nature of the distribution, and the effectiveness of a Form 10 registration statement, which is expected to be filed with the Securities and Exchange Commission later today. The distribution to TEGNA shareholders of shares of a new entity holding the Cars.com business is expected to be completed in the first half of 2017. TEGNA will temporarily suspend its share repurchase program pending completion of the spin-off. There can be no assurance regarding the ultimate timing of the proposed transaction or that it will be completed.

Cars.com

Following the spin-off, Cars.com will remain headquartered in Chicago, Illinois and will trade under the ticker symbol CARS.

The automotive sector is the single largest and most important vertical for local advertising revenue, and Cars.com is one of the few proven and established digital solutions of scale in this market. TEGNA anticipates that the planned spin-off would result in a trading multiple for Cars.com that is commensurate with other pure-play digital companies, greater flexibility to pursue merger and acquisition opportunities, and benefits associated with aligning capital structure and allocation with specific business needs and opportunities. As an independent company, Cars.com will be able to focus more sharply on its key strategic priorities, including rapid innovation within a growing marketplace and active evaluation and pursuit of acquisitions to open up new, adjacent opportunities.

TEGNA

TEGNA will remain headquartered in McLean, Virginia, and will continue to trade on the NYSE under the symbol TGNA.

As an independent, leading broadcast company, TEGNA will benefit from dedicated focus on opportunities specific to broadcasting, including further innovation around programming and content, investments in adjacent businesses and acquisitions. It will also continue to be well positioned to manage and benefit over time from ongoing developments in connection with sector-specific issues, such as spectrum, retransmission fees and over-the-top opportunities. The Company’s current debt will remain with TEGNA. TEGNA expects to receive from Cars.com a one-time cash dividend immediately prior to the spin-off that will be used to maintain TEGNA’s sound credit rating. Following the spin-off, TEGNA expects to continue to pay shareholders a strong regular dividend, with the initial rate to be determined prior to the completion of the spin-off.

The Broadcasting business, which includes 46 television stations owned or serviced by TEGNA, is the largest independent station group of major network affiliates in the top 25 markets. Its stations reach approximately one-third of all television households nationwide and constitute the #1 NBC affiliate group, #1 CBS affiliate group and #4 ABC affiliate group (excluding owner-operators). G/O Digital, which provides a suite of scalable, localized digital marketing solutions to small and medium-sized businesses, as well as franchises and businesses with multiple locations, will remain with TEGNA following completion of the spin-off.

CareerBuilder Strategic Review

In connection with the planned spin-off of Cars.com, TEGNA will evaluate strategic alternatives for CareerBuilder, including a possible sale. CareerBuilder is a global leader in human capital solutions that provides services ranging from labor market intelligence to talent management software and other recruitment solutions. It is the largest online job site in the U.S., measured both by traffic and revenue, with a presence in more than 60 markets worldwide.

TEGNA owns a 53% controlling interest in CareerBuilder; minority owners are Tribune Media and The McClatchy Company. At this time, there can be no guarantee that any of the options under review will result in a transaction.

Martore Retirement and Leadership of TEGNA and Cars.com

After more than 31 years of service to TEGNA and its predecessor Gannett Co., Inc., Gracia Martore plans to retire as president, chief executive officer and a member of the Board of Directors upon the closing of the spin-off. Upon Martore’s retirement, Dave Lougee will assume the role of chief executive officer and president of TEGNA and Alex Vetter will serve as chief executive officer and president of Cars.com. Lougee and Vetter will also serve on the Boards of TEGNA and Cars.com, respectively.

Dave Lougee currently serves as president of TEGNA Media, overseeing the 46 television stations the company owns or services. Lougee was named president of Gannett Broadcasting in July 2007 and previously served as executive vice president, media operations for Belo Corp. At Belo, he also served as senior vice president; president and general manager of TV and cable operations in Seattle/Tacoma; and news director at KING-TV in Seattle/Tacoma. Before that, Lougee was vice president, news at WRC-TV, the NBC station in Washington DC and vice president, news director at KUSA-TV in Denver. In 2015, Lougee was inducted into the Broadcasting & Cable Hall of Fame, and in 2014, was awarded the First Amendment Leadership Award by RTDNF and the Broadcaster of the Year Award by Broadcasting & Cable. He serves on several industry boards: he is the joint board chairman of the National Association of Broadcasters (NAB); serves as vice chair of the NBC Affiliates Board; is a member of the BMI (Broadcast Music Inc.) Board of Directors, the Broadcasters Foundation of America; and is a past chair of the Television Bureau of Advertising (TVB) Board of Directors.

As one of the original members of Cars.com management, Alex Vetter has helped shape the company from its initial concept into a leading online automotive destination, steering the organization’s growth strategy while serving in a variety of executive roles. Vetter was named chief executive officer and president of Cars.com in November 2014. Under Vetter’s leadership, Cars.com has grown to approximately 1,300 employees, and the company serves every local market in the U.S. In his years with Cars.com, he has operated in nearly every capacity, spanning product development, customer service, training, operations and sales. Vetter has helped establish a vibrant local marketplace for cars, enabling e-commerce activities with approximately 20,000 retailers and every manufacturer, all of whom connect with site users on a daily basis. Vetter serves on the boards of several digital technology companies, including RepairPal.com, a leading marketplace for service and repair.

Commenting on her planned retirement, Martore said, “I am incredibly grateful to have spent more than 30 years serving this outstanding organization and deeply honored to have had the opportunity to lead TEGNA during its inaugural year. TEGNA has a real impact on the day-to-day lives of millions of Americans, and I am so proud to have been a part of this team. I have had the pleasure of working with many incredibly talented people, and together we have generated significant shareholder value and reinvented our business to ensure we will remain highly relevant well into the future. It has been an amazing ride, and both TEGNA and Gannett will always hold a special place in my heart.”

Marge Magner, chairman of TEGNA’s Board of Directors, said, “Gracia has had an immeasurable impact on this company. She has led a profound transformation of Gannett that included last year’s separation into two focused public companies, both of which are well positioned for growth and innovation. I have greatly enjoyed working closely with her over the last decade and, on behalf of the entire Board and leadership team, wish her much happiness in her well-deserved retirement.”

Martore joined Gannett in 1985 as assistant treasurer. She became a vice president in the treasury group in 1993 and added investor relations duties in 1995. She was named treasurer and vice president, investor relations in 1998. She was promoted to senior vice president of finance in addition to her treasurer’s responsibilities in 2001. In 2003, Martore became senior vice president and chief financial officer and was appointed to Gannett’s Management Committee. In 2005, she became executive vice president and CFO. In October 2011, she was named president and chief executive officer. Prior to joining Gannett, she worked for 12 years in the banking industry.

Martore serves on the Boards of Directors of The Associated Press, FM Global and WestRock Company. In October 2014, she was elected to the board of trustees of The Paley Center for Media. Martore is a graduate of Wellesley College where she was a Wellesley Scholar. She is also a member of Wellesley College’s Board of Trustees.

Investor Call

TEGNA will hold an investor conference call to discuss this announcement today at 9:00 a.m. (Eastern Time). To access the call, please use one of the following dial-in numbers: 1 (855) 631-5368 or 1 (330) 863-3283 for international callers and provide the passcode: 74772374.

A live webcast will be accessible through TEGNA’s website, www.TEGNA.com. Allow at least 10 minutes to access TEGNA’s home page and complete the links before the webcast begins. An investor presentation regarding the announcement can be found on the Investor Relations section of TEGNA’s website.

A telephone replay of the call will be available until September 21, 2016. The replay may be accessed by dialing 1 (855) 859-2056 or 1 (404) 537-3406 for international callers and providing the passcode: 74772374. In addition, the webcast will be archived on TEGNA’s website in the Investor Relations section.

Advisors

Greenhill & Co. is acting as financial advisor on the spin-off and Wachtell, Lipton, Rosen & Katz is acting as legal advisor.

About TEGNA

TEGNA Inc. (NYSE: TGNA) is comprised of a dynamic portfolio of media and digital businesses that provide content that matters and brands that deliver. TEGNA reaches more than 90 million Americans and delivers highly relevant, useful and smart content, when and how people need it, to make the best decisions possible. TEGNA Media includes 46 television stations and is the largest independent station group of major network affiliates in the top 25 markets, reaching approximately one-third of all television households nationwide. TEGNA Digital is comprised of Cars.com, the leading online destination for automotive consumers, CareerBuilder, a global leader in human capital solutions, and other powerful brands such as G/O Digital and Cofactor. For more information, visit www.TEGNA.com.

Forward Looking Statements

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward looking statements may include statements with respect to TEGNA’s potential separation of Cars.com from TEGNA and the distribution of Cars.com shares to TEGNA’s shareholders, the expected financial and operational results of TEGNA and Cars.com after the separation and distribution, the evaluation of strategic alternatives for CareerBuilder, and changes to TEGNA’s management. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or company actions to differ materially from what is expressed or implied by these statements. Such risks, uncertainties and changes in circumstances include, but are not limited to: uncertainties as to the timing of the spin-off or whether it will be completed, the failure to satisfy any conditions to complete the spin-off, the expected tax treatment of the spin-off, the impact of the spin-off on the businesses of TEGNA and Cars.com, and uncertainties as to the results of the evaluation of strategic alternatives for CareerBuilder, whether such evaluation will result in a transaction, and the failure to achieve anticipated benefits of any such potential transaction. Economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in subsequent filings with the U.S. Securities and Exchange Commission. We disclaim any obligation to update these forward-looking statements other than as required by law.

CONTACTS:

Investors	Media

Jeffrey Heinz Vice President, Investor Relations 703-854-6917 jheinz@tegna.com	Stephanie Pillersdorf/Pamela Greene/Hayley Cook Sard Verbinnen & Co. 212-687-8080 Or Alison Holder Director, Corporate Communications 703-402-6320 aholder@tegna.com